EXHIBIT 11.1

                             SYNOVUS FINANCIAL CORP.

                            COMPUTATION OF NET INCOME
                                PER COMMON SHARE
                                   (UNAUDITED)

                                                                Twelve Months Ended        Three Months Ended
                                                                    December 31,               December 31,
------------------------------------------------------------------------------------------------------------------
                                                               1996            1995        1996           1995
------------------------------------------------------------------------------------------------------------------
Primary

Net income                                                 $  139,604         114,583      41,661         33,634
==================================================================================================================

Weighted average common shares outstanding                    116,133         114,954     116,332        115,823
Average common shares added, assuming
  exercise of dilutive stock options                            1,893           1,164       2,401          1,517
------------------------------------------------------------------------------------------------------------------
Weighted average common shares, as adjusted                   118,026         116,118     118,733        117,340
==================================================================================================================

Primary net income per common share                        $     1.18            0.99        0.35           0.29
==================================================================================================================

Fully Diluted

Net income                                                 $  139,604         114,583      41,661         33,634
==================================================================================================================

Weighted average common shares outstanding                    116,133         114,954     116,332        115,823
Average common shares added, assuming
   exercise of dilutive stock options                           2,488           1,583       2,488          1,583
------------------------------------------------------------------------------------------------------------------
Weighted average common shares, as adjusted                   118,621         116,537     118,820        117,406
==================================================================================================================

Fully diluted net income per common share                  $     1.18            0.98        0.35           0.29
==================================================================================================================


All information presented in Exhibit 11.1 reflects the three-for-two stock split declared by the Synovus Board of Directors on March 11, 1996, effective April 8, 1996, to shareholders of record on March 21, 1996.